UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 28, 2012

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 28, 2012, China Education Alliance, Inc. (the “Company”) announced that, by order entered August 14, 2012, the United States District Court for the Central District of California, Western Division (the “Court”), has granted preliminary approval to a proposed settlement of the previously disclosed shareholder derivative lawsuit, Padnos v. Yu, et al., No. 11-cv-08973 (CAS) (JCx) (C.D. Cal.). The Court has scheduled a hearing in Courtroom 5, on the second floor of the courthouse for the United States District Court for the Central District of California, located at 312 North Spring Street, Los Angeles, California 90012, on October 15, 2012 at 10:00 a.m. to determine whether to grant final approval to the proposed settlement.

Under the terms of the proposed settlement, among other things, the Company has agreed to implement various corporate governance measures in exchange for a release of claims against all defendants. The settlement is conditioned upon the Court granting final approval and entering a judgment dismissing the lawsuit with prejudice.

The foregoing description of the principal terms of the proposed settlement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the Notice of Proposed Settlement and Settlement Hearing attached hereto as Exhibit 99.1, which are incorporated herein by this reference. The complete terms are set forth in a Stipulation of Settlement dated July 13, 2012, which has been filed with the Court and is publicly available at http://www.federmanlaw.com.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Notice of Proposed Settlement and Settlement Hearing, dated August 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: August 28, 2012
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer